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                                                                     EXHIBIT 2

                                 PLAN OF MERGER
                                       OF
               PACCAR LEASING CORPORATION, A DELAWARE CORPORATION,
                                       AND
                PACCAR FINANCIAL CORP., A WASHINGTON CORPORATION

     This Plan of Merger shall be effective as of May 1, 2000, by the Boards of Directors of PACCAR Leasing Corporation, a Delaware corporation ("PLC"), and PACCAR Financial Corp., a Washington corporation ("PFC"), for the purpose of merging PLC with and into PFC.

     1. MERGER. PLC and PFC are both wholly-owned subsidiaries of PACCAR Inc, a Delaware corporation. PLC will be merged with and into PFC, and PFC will be the surviving corporation.

     2. MANNER AND BASIS OF CONVERTING SHARES AND TERMS AND CONDITIONS OF MERGER. As of the effective date of the merger, which is the date of which the Articles of Merger are filed with the Washington Secretary of State, (a) all of the outstanding shares of common stock of PLC shall be canceled; (b) the separate corporate existence of PLC shall cease; (c) all right, title, and interest of PLC in any real or personal property, both tangible and intangible, shall be vested with PFC without reversion or impairment; and (d) PFC shall have all liabilities of PLC.

     3. TAX FREE MERGER. For federal income tax purposes, the merger shall be accounted for as a tax free merger pursuant to Sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the applicable regulations issued under such Code.

    Dated ___________________, 2000.


                                       PACCAR Leasing Corporation,
                                       a Delaware corporation


                                       By: /s/ Mark C Pigott
                                          -------------------------------
                                           M. C. Pigott, Chairman


                                       PACCAR Financial Corp.,
                                       a Washington corporation


                                       By: /s/ Mark C Pigott
                                          -------------------------------
                                           M. C. Pigott, Chairman